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EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35368) of Minntech Corporation of our report dated August 15, 2000 relating to the financial statements of Minntech Corporation Profit Sharing and Retirement Plan and Trust, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 25, 2000

E-1

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Consent of Independent Accountants